PRESS RELEASE

Century Realty Trust

320 N. Meridian Street, Ste 823, Indianapolis, IN  46204

Contact:

John I. Bradshaw, Jr.

Phone:

(317) 632-5467

Fax:

(317) 685-1588

FOR IMMEDIATE RELEASE

CENTURY REALTY TRUST ANNOUNCES FINAL LIQUIDATING DISTRIBUTION

The Board of Trustees of Century Realty Trust today announced that the final liquidating distribution of $1.66 per share is being mailed today to shareholders of record as of November 10, 2006.  The final liquidating distribution represents the remaining proceeds of the liquidation of the Trust following the sale of the Trust’s real estate assets to Buckingham Companies which took place on October 25, 2006.  The final liquidation wraps up the Trust’s business.

The initial liquidating distribution of $18.25 paid November 20, 2006, together with a cash distribution of $0.86 per share that was paid on September 5, 2006, and the final distribution, brings to $20.77 per share the total cash distributions that will have been paid by the Trust in 2006.

Allocation of the 2006 distributions for income tax purposes will be reflected on Forms 1099 that will be furnished to shareholders in January 2007.

Indianapolis, IN, December 28, 2006